UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 9, 2009

________________

Platinum Underwriters Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	001-31341 (Commission File Number)	98-0416483 (IRS Employer Identification No.)
The Belvedere Building 69 Pitts Bay Road Pembroke, Bermuda (Address of principal executive offices)		HM 08 (Zip Code)

(441) 295-7195
(Registrant’s telephone number, including area code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

The press release filed on a Current Report on Form 8-K by Platinum Underwriters Holdings, Ltd. (the “Company”) on October 21, 2009 reporting its financial results as of and for the quarter ended September 30, 2009 and the related financial supplement contained an immaterial error in the line items of reinsurance premiums receivable under “Assets” and commissions payable under “Liabilities” in the Company’s condensed consolidated balance sheet as of September 30, 2009.  The following table shows the corrected amounts as of September 30, 2009 (in thousands):

	Reported Amount	Adjustment	Corrected Amount
Reinsurance premiums receivable	$297,089	(24,600)	$272,489
Total assets	5,182,222	(24,600)	5,157,622
Commissions payable	117,613	(24,600)	93,013
Total liabilities	$3,012,157	(24,600)	$2,987,557

The adjustments are offsetting entries on the condensed consolidated balance sheet and do not affect shareholders’ equity or book value per share as of September 30, 2009 or the condensed consolidated statement of operations and comprehensive income for the quarter ended September 30, 2009.  The Company does not intend to issue a revised press release to reflect the corrected amounts set forth above.  The corrected amounts are reflected in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Platinum Underwriters Holdings, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

Date: November 9, 2009	By:	/s/ Michael E. Lombardozzi
Michael E. Lombardozzi
Executive Vice President, General Counsel and Chief Administrative Officer